Exhibit 99.1

Quantum-Si Reports Fourth Quarter and Full Year 2024 Financial Results
Achieves First Quarterly Revenue Over $1 Million
Completes Capital Raises of $86 Million
BRANFORD, Conn. -- (BUSINESS WIRE) -- March 3, 2025 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing Company™, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Press Release Highlights

•Reported revenue of $1.2 million for the fourth quarter of 2024 and $3.1 million for the full year 2024 (representing a 183% full year-over-year growth)
•Raised capital of over $86 million between the fourth quarter of 2024 and first week of 2025 (extending cash runway into the second half of 2027)
•Announced the launch of Platinum® Pro in January 2025, with shipping expected to commence in Q1 2025
•Announced the launch of the Company’s v2 Library Preparation Kit and new Barcoding Kit in December 2024
•New v4 Sequencing Kit on track to launch in Q3 2025

“I am very pleased with how we closed out 2024, delivering our first quarter in excess of $1 million in revenue, the launch of our version 2 Library Preparation Kit and our new Barcoding Kit. We also had a very successful investor and analyst day where we showcased our technology roadmap and announced our next generation Proteus™ development program and related commercial and development partnerships” said Jeff Hawkins, President and Chief Executive Officer of Quantum-Si. “Further, with this momentum, in the fourth quarter of 2024 and first week of 2025 we were able to raise over $86 million in capital in a generally challenging macro market, which demonstrates the overall confidence in Quantum-Si and our strategic roadmap.”
Hawkins continued, “Building on our progress in 2024, we expect to achieve even greater results in 2025. We are very focused on commercial execution with the launch of our Platinum® Pro instrument in January, our Avantor North American commercial distribution relationship coming online during Q1, and our international distribution partner network in place. With all these milestones and more expected in 2025, we anticipate significant revenue growth in 2025. In addition, there is a strong pipeline of scientific data that we expect to be released throughout the year, a version 4 of our Sequencing Kit, amongst other initiatives and new product launches. These are all designed to maximize customer adoption during 2025 and beyond.”
Fourth Quarter 2024 and Full Year 2024 Financial Results
For the fourth quarter of 2024, the Company recorded revenue of $1.2 million. Gross profit was $0.6 million and gross margin was 51%. For the full year ended December 31, 2024, the Company recorded revenue of $3.1 million, gross profit of $1.6 million, and gross margin of 52%. The periodic gross margin rate is expected to be variable in the near term as the Company works through the initial stages of commercialization as well as the timing and mix of product sales between instruments and consumable kits. Fourth quarter revenue momentum was strong, with some impact from year end pricing incentives and customers closing out their 2024 budgets.
Total operating expenses were $31.3 million in the fourth quarter of 2024, compared to $28.1 million for the same period in the prior year, and $110.2 million for the full year ended December 31, 2024, compared to

$111.7 million for the same period in the prior year. Adjusted total operating expenses were $26.7 million in the fourth quarter of 2024 compared to $26.3 million for the same period in the prior year, and adjusted total operating expenses for the full year ended December 31, 2024 were $99.0 million compared to $98.9 million for the same period in the prior year. Over the course of 2024, the Company has continued to optimize its adjusted operating expense spend, keeping total spend flat year-over-year, while funding the ramp up in commercialization efforts. These optimization efforts continued in the fourth quarter of 2024, with a restructuring program to further streamline and focus corporate resources, as well as align required resources to focus on its recently announced Proteus platform development.
Net loss was $33.1 million in the fourth quarter of 2024, compared to a net loss of $22.0 million in the same period of the prior year, and a net loss of $101.0 million for the full year ended December 31, 2024, compared to a net loss of $96.0 million for the same period in the prior year. Adjusted EBITDA was negative $25.1 million in the fourth quarter of 2024, compared to negative $25.1 million in the same period of the prior year, and negative $92.8 million for the year ended December 31, 2024, compared to negative $94.3 million for the same period in the prior year. Reconciliations of the non-GAAP financial measures adjusted total operating expenses and adjusted EBITDA are provided in the tables included in this press release.
As of December 31, 2024, the Company’s cash and cash equivalents and investments in marketable securities were $209.6 million. In addition, when including the incremental gross $50.0 million raised on January 6, 2025, the Company now believes that it has sufficient capital to carry the Company into the second half of 2027.
Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its fourth quarter and full year 2024 financial results on Monday, March 3, 2025, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register here to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.
About Quantum-Si Incorporated

Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company’s Platinum® instruments enable Next-Generation Protein Sequencing™ that advances proteomic research, drug discovery, and diagnostics beyond what has been possible with existing proteomic tools. Learn more at quantum-si.com or follow us on LinkedIn or X.
Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding stock-based compensation and restructuring costs. In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend and interest income, unrealized and realized gains and losses on trading securities, changes in fair value of warrant liabilities, stock-based compensation, restructuring costs and other income or expense.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025.
Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development and commercialization of products and services, its anticipated cash runway, anticipated data and product launches, investor confidence in Quantum-Si and our strategic roadmap, and any financial guidance for 2025. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum® protein sequencing instruments and kits and the Company’s other products once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$49,241	$133,860
Marketable securities	160,362	123,876
Accounts receivable, net of allowance of $124 and $0, respectively	1,333	368
Inventory, net	4,067	3,945
Prepaid expenses and other current assets	3,006	4,261
Total current assets	218,009	266,310
Property and equipment, net	15,993	16,275
Internally developed software, net	—	532
Operating lease right-of-use assets	13,061	14,438
Other assets	808	695
Total assets	$247,871	$298,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,931	$1,766
Accrued payroll and payroll-related costs	5,331	4,943
Accrued contracted services	2,379	1,519
Accrued expenses and other current liabilities	4,848	1,815
Current portion of operating lease liabilities	3,698	1,566
Total current liabilities	18,187	11,609
Warrant liabilities	4,995	1,274
Operating lease liabilities	9,250	13,737
Other long-term liabilities	19	11
Total liabilities	32,451	26,631
Stockholders’ equity:
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 146,953,271 and 121,832,417 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	16	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 19,937,500 shares issued and outstanding as of December 31, 2024 and December 31, 2023.	2	2
Additional paid-in capital	811,998	767,239
Accumulated other comprehensive income	45	-
Accumulated deficit	(596,641)	(495,634)
Total stockholders’ equity	215,420	271,619
Total liabilities and stockholders’ equity	$247,871	$298,250

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Revenue
Product	$1,149	$377	$2,925	$1,031
Service	43	23	133	51
Total revenue	1,192	400	3,058	1,082

Cost of revenue	582	222	1,458	594

Gross profit	610	178	1,600	488
Operating expenses:
Research and development	16,988	16,437	59,641	67,025
Selling, general and administrative	14,299	11,624	50,535	44,634
Total operating expenses	31,287	28,061	110,176	111,659
Loss from operations	(30,677)	(27,883)	(108,576)	(111,171)
Dividend and interest income	2,217	2,262	11,366	9,536
Unrealized gain on trading securities	—	2,388	—	10,690
Realized gain (loss) on trading securities	—	1,386	—	(5,103)
Change in fair value of warrant liabilities	(4,639)	(197)	(3,722)	(278)
Other (expense) income, net	(9)	(4)	(19)	366
Loss before provision for income taxes	(33,108)	(22,048)	(100,951)	(95,960)
Provision for income taxes	(13)	—	(56)	—
Net loss	$(33,121)	$(22,048)	$(101,007)	$(95,960)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.23)	$(0.16)	$(0.71)	$(0.68)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	146,329	141,575	143,196	141,300

Other comprehensive (loss) gain:
Net unrealized (loss) gain on marketable securities, net of tax	$(93)	$—	$70	$—
Foreign currency translation adjustment	(15)	—	(25)	—
Total other comprehensive (loss) gain, net of tax	(108)	—	45	—
Comprehensive loss	$(33,229)	$(22,048)	$(100,962)	$(95,960)

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Net loss	$(33,121)	$(22,048)	$(101,007)	$(95,960)
Adjustments to reconcile to EBITDA:
Dividend and interest income	(2,217)	(2,262)	(11,366)	(9,536)
Depreciation and amortization	994	1,093	4,600	4,156
Income tax provision	13	—	56	—
EBITDA	(34,331)	(23,217)	(107,717)	(101,340)
Adjustments to reconcile to Adjusted EBITDA:
Unrealized gain on trading securities	—	(2,388)	—	(10,690)
Realized (gain) loss on trading securities	—	(1,386)	—	5,103
Change in fair value of warrant liabilities	4,639	197	3,722	278
Other expense (income), net	9	4	19	(366)
Stock-based compensation	2,319	1,339	8,722	8,253
Restructuring costs	2,221	373	2,418	4,504
Adjusted EBITDA	$(25,143)	$(25,078)	$(92,836)	$(94,258)

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Total operating expenses	$31,287	$28,061	$110,176	$111,659
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(2,319)	(1,339)	(8,722)	(8,253)
Restructuring costs	(2,221)	(373)	(2,418)	(4,504)
Adjusted total operating expenses	$26,747	$26,349	$99,036	$98,902
Investor Contact:
Jeff Keyes
Chief Financial Officer
ir@quantum-si.com
Media Contact:
Katherine Atkinson
SVP, Commercial Marketing
media@quantum-si.com
Source: Quantum-Si Incorporated